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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): June 23, 1997


                          AMBASSADOR APARTMENTS, INC.
               (Exact Name of Registrant as Specified in Charter)



         Maryland                     1-14132                36-3948161
(State or Other Jurisdiction        (Commission             (IRS Employer
     of Incorporation)              File Number)        Identification Number)


77 West Wacker Drive, Suite 4040
Chicago, Illinois                                                60601
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (312) 917-1600


         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5. Other Events.

     On June 23, 1997, Ambassador Apartments, Inc. (the "Company") entered into a new secured revolving credit facility (as amended, the "Nomura Credit Facility"), expiring December 31, 1997 and providing for loans of up to $75 million based on the amount of collateral pledged by the Company from time to time, in order to refinance the Bank One Credit Facility (as defined below) and to provide interim financing for multifamily apartment acquisitions.

     On or about the date of filing of this Current Report, the Company expects to use a special short-term advance of $20.7 million under the Nomura Credit Facility (the "Acquisition Advance") as bridge financing for the acquisition of two apartment communities, the Cedar Creek Apartments and the Park Colony Apartments, for $7.2 million and $14.5 million, respectively. Cedar Creek Apartments is a 392 unit apartment community in San Antonio, Texas, and Park Colony Apartments is a 352 unit apartment community in Norcross, Georgia.

     The Acquisition Advance is required to be repaid on July 2, 1997. The Company is seeking to complete an offering of its common stock in order to repay the Acquisition Advance. There can be no assurance that the Company will be able to complete an offering of its common stock or, if it is completed, that sufficient funds will be available on or before July 2, 1997 or as to the terms of such common stock offering. In the event that the Acquisition Advance cannot be paid from proceeds of the common stock offering, the Company intends to use borrowings under the Credit Lyonnais Credit Facility (as defined below) to repay the Acquisition Advance.

     In May 1997, the Company entered into a $25 million unsecured revolving credit agreement expiring May 22, 1998 (as amended, the "Credit Lyonnais Facility"), with Credit Lyonnais New York Branch ("Credit Lyonnais"). Approximately $3.1 million is currently outstanding under the Credit Lyonnais Facility. The Credit Lyonnais Facility initially provided for borrowings to be used for working capital and general company purposes, to bear interest at a rate of LIBOR (as defined in the Credit Lyonnais Facility) plus 2.25% and to be repaid within 120 days after the date of borrowing. On June 25, 1997, the Company entered into an amendment to the Credit Lyonnais Facility that acknowledged the refinancing of the Bank One Credit Facility (as defined below) with the Nomura Credit Facility, required that borrowings be repaid within 90 days after the date of borrowing rather than 120 days and shortened the expiration date of the facility to December 31, 1997. As of the date of this Current Report, the Company has approximately $21.9 million of availability for additional borrowings under the Credit Lyonnais Facility.

     Prior to June 23, 1997 the Company had a $75 million secured credit facility (the "Bank One Credit Facility") with Bank One, Arizona, NA ("Bank One"), as agent for certain banks (the "Banks"), which facility was entered into in June 1996. Funds advanced to the Company under the Bank One Credit Facility were used to acquire various apartment communities during 1996. With respect to the quarters ending September 30, 1996, December 31, 1996 and March 31, 1997, the Company failed to comply with certain of the financial covenants in the Bank One Credit Facility (the "Defaults"). The Company, Bank One and the Banks entered into an Agreement dated March 31, 1997 and a Second Agreement dated May 29, 1997 pursuant to which Bank One and the Banks agreed to forbear from exercising their rights and remedies with respect to the Defaults until June
30, 1997.

     On June 20, 1997, the Company, Bank One and the Banks amended and restated the Second Agreement (which had not previously become effective because certain conditions precedent had not occurred) (the "Restated Second Agreement"). Pursuant to the Restated Second Agreement, Bank One and the Banks agreed (a) effective as of June 1996, to waive compliance with each of the covenants giving rise to the Defaults until July 15, 1997, and (b) to forbear from exercising any of their rights and remedies as a





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result of the Defaults until July 15, 1997 unless the balance under the Bank
One Credit Facility had been paid prior to that date, which payment was made on June 23, 1997. Pursuant to the terms of the Restated Second Agreement, the Company agreed not to draw any further amounts under the Bank One Credit Facility.

        On June 23, 1997, the Company entered into the Nomura Credit Facility with Nomura Asset Capital Corporation ("Nomura"). The Nomura Credit Facility expires on December 31, 1997, bears interest at 1 month LIBOR (as defined in the Nomura Credit Facility) plus 1.50% and has a maximum commitment of $75 million based upon the amount of collateral pledged by the Company from time to time. The Company entered into the Nomura Credit Facility in order to refinance the Bank One Credit Facility and to provide interim financing for multifamily apartment acquisitions. As of June 26, 1997, five properties were pledged as collateral under the Nomura Credit Facility, and the amount available under the Nomura Credit Facility was approximately $28.9 million (less amounts then outstanding). The Company borrowed $27.3 million under the Nomura Credit Facility on June 23, 1997 and used the proceeds to pay all of the Company's $26.5 million outstanding indebtedness under the Bank One Credit Facility and $800,000 of fees and expenses in connection with the Nomura Credit Facility. Accordingly, approximately $2.6 million of additional borrowing was available under the Nomura Credit Facility as of that date.

        On June 26, 1997, the Company entered into an amendment to the Nomura Credit Facility to permit the Company, notwithstanding the maximum availability provisions described above, to borrow the Acquisition Advance of $20.7 million to acquire the Cedar Creek Apartments and Park Colony Apartments. The Acquisition Advance is intended to serve as short-term bridge financing and is required to be repaid by July 2, 1997. However, a failure by the Company to repay the Acquisition Advance when due would not become an Event of Default until the expiration of a grace period ending on July 10, 1997. If the Acquisition Advance is paid when due and the Cedar Creek Apartments and Park Colony Apartments are pledged as collateral, the amount available for additional borrowings under the Nomura Credit Facility is expected to be approximately $15 million.

        The Company has filed a shelf registration statement with respect to the offer and sale of up to 2.5 million shares of its common stock and is in discussions with respect to the issuance of approximately half of such shares to certain institutional investors. The Company's goal is to complete the foregoing common stock offering on or before July 2, 1997 in order to provide sufficient funds to repay the Acquisition Advance. However, the foregoing discussions are not yet complete and there can be no assurance that the common stock offering will be completed or, if it is completed, that sufficient funds will be available on or before July 2, 1997 or as to the terms of such amendment or common stock offering. In such event, the Company will use borrowings under the Credit Lyonnais Facility to repay the Acquisition Advance.

        The Company is seeking to refinance the Nomura Credit Facility, which expires on December 31, 1997, with an alternative source of secured credit on a long-term basis. In this regard, the Company has received several term sheets and is currently in discussions with several capital providers with respect to the provision of a secured credit facility for up to $100 million, depending on the amount of collateral pledged by the Company from time to time. However, a definitive agreement has not been entered into with respect to a new secured credit facility and there can be no assurance that a new facility will be entered into or as to the terms of any such facility.

        Statements made herein about the Company's expected acquisition of the Cedar Creek Apartments and the Park Colony Apartments, about the Company's goal of amending the Credit Lyonnais Facility and completing a common stock offering, and about the Company's goal of refinancing the Nomura Credit Facility constitute forward-looking information that by their nature are uncertain. The Company's expectations and goals may not be fulfilled for the reasons stated herein or for other reasons beyond the control of the Company.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        AMBASSADOR APARTMENTS, INC.



Date:  June 27, 1997                    By:  /s/ Adam D. Peterson
                                            ------------------------------
                                             Executive Vice President and
                                             Chief Financial Officer














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